Exhibit 5.1

CLIFFORD CHANCE LEVEL 24 10 CARRINGTON STREET SYDNEY NSW 2000 AUSTRALIA TEL +612 8922 8000 FAX +612 8922 8088 www.cliffordchance.com

15 February 2024

Ladies and Gentlemen

RE:  Iris Energy Limited – Registration Statement on Form F-3

We have acted as Australian legal advisers to Iris Energy Limited ACN 629 842 799 (the "Company"), an Australian public company having its registered office at Pitcher Partners, Level 13, 664 Collins Street, Docklands VIC 3008, in connection with the preparation and filing by the Company on the date hereof with the U.S. Securities and Exchange Commission (the "Commission") of a Registration Statement (the "Registration Statement") on Form F-3 under the Securities Act of 1993, as amended (the "Securities Act") in respect of the offer and resale of up to 2,069,122 ordinary shares, no par value, of the Company, being 1,954,049 ordinary shares ("LFS Shares") issued in connection with certain loan agreements between the Company and holders of the LFS Shares (or related parties who nominated the holders of the LFS Shares) and 108,573 ordinary shares held by Elvoca Consulting Pty Ltd as trustee for the GL Roberts Superannuation Fund, 6,000 ordinary shares held by Janine Maree Roberts and 500 ordinary shares held by Gregory Leslie Roberts (together with the LFS Shares, the "Offer Shares").

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Offer Shares.

1.	INTRODUCTION

1.1	Interpretation

Headings in this Opinion Letter are for ease of reference only and shall not affect its interpretation.

1.2	Legal review

We have not reviewed any documents other than the documents listed in Schedule 1 (the "Documents") for the purposes of this Opinion Letter, and this Opinion Letter does not purport to address any legal issues that arise in relation to such other documents that may be or come into force, even if there is a reference to any such documents in the Documents or on the impact such documents may have on the opinions expressed in this Opinion Letter.

1.3	Applicable law

The opinions given in this Opinion Letter are confined to, and given on the basis of, Australian law as currently applied by the Australian courts as evidenced in legislation and published case law in Australia.

The opinions given in this Opinion Letter are given on the basis that it is governed by and construed in accordance with the laws of New South Wales, Australia and will be subject to the jurisdiction of the courts of News South Wales, Australia.

1.4	Assumptions and Reservations

The opinions given in this Opinion Letter are given on the assumptions set out in Schedule 2 (Assumptions).  The opinions given in this Opinion Letter are strictly limited to the matters stated in paragraph 2 (Opinions) and do not extend to any other matters.

2.	OPINIONS

We are of the opinion that the Offer Shares are validly issued, issued as fully paid-up shares and non-assessable, in each case, with effect from the date that such Offer Shares were: (i) duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers; and (ii) fully paid and issued in accordance with the terms of the Constitution, Plan Rules and board resolutions to be passed by the Company.

3.	SCOPE OF OPINION

The delivery of this Opinion Letter to any person other than the Company does not evidence an existence of any such advisory duty on our behalf to such person.

The filing of this Opinion Letter as an exhibit to the Registration Statement does not evidence the existence of any such advisory duty or on behalf to any party other than the Company.

We have not considered and do not opine on the Registration Statement or/and any securities law disclosure requirements, other than as expressly stated herein with respect to the issue of the Offer Shares.

We express no opinion as to any taxation matters or transfer pricing matters generally or liability to tax which may arise or be suffered as a result of or in connection with the Plan or on the impact which any tax laws may have on the opinions expressed in this Opinion Letter.

We express no opinion on any applicable licensing or similar requirements.

This Opinion Letter does not contain any undertaking to update it or to inform the Company of any changes in the laws of Australia or any other laws which would affect the content thereof in any manner.

4.	ADDRESSEE AND PURPOSE

This Opinion Letter is provided in connection with the Registration Statement. We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

CLIFFORD CHANCE

SCHEDULE 1
DOCUMENTS

For the purpose of this Opinion Letter, we have examined the following documents (the “Documents”):

1.	Constitutional Documents

(a)	a copy of the Company's constitution adopted on 7 October 2021 and in force as at the date of this Opinion Letter ("Constitution").

2.	Registration Certificate

(a)	a copy of the Company's registration certificate dated 23 November 2021.

3.	Registration Statement

(a)	the Company's Registration Statement on Form F-3 filed the date of this Opinion Letter with the U.S. Securities and Exchange Commission under the Securities Act of 1993, as amended.

SCHEDULE 2
ASSUMPTIONS

The opinions expressed in this Opinion Letter have been made on the following assumptions which are made on the date of this Opinion Letter.

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)	All signatures are genuine, all original documents are authentic and all copy documents are complete and conform to the originals.

(b)	The legal capacity of all managers and directors and any other authorised signatories and the Documents have been executed (where applicable) by the signatories indicated thereon.

(c)          All statement of facts contained in the Documents are accurate and complete.

2.	VALID OBLIGATIONS

(a)
All obligations under plan rules, loan agreements and related documents relating to the issuance of the Offer Shares ("Offer Documents") are valid, legally binding upon, validly perfected where required, and enforceable against, the parties to the Offer Documents as a matter of all relevant laws (including the laws of Australia).

(b)
All acts, conditions or things required to be fulfilled, performed or effected in connection with the Offer Documents under the laws of any jurisdiction (other than Australia but only to the extent opined herein) have been duly fulfilled, performed and effected.

(c)	There are no provisions of the laws of any jurisdiction other than Australia that would adversely affect the opinions expressed in this Opinion Letter.

3.	CORPORATE MATTERS

(a)	There have been and there shall be no amendments to the Constitution.

(b)	Board resolutions passed by the Company have been validly taken and all statements made therein shall be true, accurate and up-to-date.

(c)	Board resolutions passed by the Company, including the powers granted therein, shall not be amended or rescinded and shall remain in full force and effect.

(d)	The Offer Shares have been issued in accordance with the Offer Documents, Constitution and board resolutions to be passed by the Company.

(e)
The Company is not subject to an insolvency event as a matter of Australian law, including any bankruptcy, arrangement with creditors, reorganisation, receivership, voluntary administration, dissolution or liquidation or any similar procedure affecting the rights of creditors generally, whether under Australian law or any other law.

(f)	That all shareholders of the Company being in the same situation are being treated equally (including in relation to provision of information to shareholders by the Company).

(g)	The entry into and the execution of the Offer Documents (at the time they were entered into) was in the corporate interest of the Company.

(h)
The Offer Documents were entered into with bona fide commercial intent, at arm’s length and without any fraudulent intent or any intention to deprive of any benefit any other persons or parties (including creditors) or to breach or circumvent any applicable mandatory laws or regulations of any jurisdiction.